Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-260600 and 333-264062 on Form S-3 and Registration Statement No. 333-258878 on Form S-8 of our report dated March 29, 2024, relating to the consolidated financial statements of Mawson Infrastructure Group, Inc. and Subsidiaries appearing in this Annual Report on Form 10-K of Mawson Infrastructure Group, Inc. and Subsidiaries for the year ended December 31, 2023.

Wolf & Company, P.C.

Boston, Massachusetts

March 29, 2024